Exhibit 99.1



                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

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                                    :     Chapter 7
In re:                              :
                                    :     Case Nos. 99-529
EDISON BROTHERS STORES, INC.,       :     through 536 (EIK)
et al.,                             :
            Debtors.                :     Substantively Consolidated and
                                    :     Jointly Administered
------------------------------------:

                         ORDER APPROVING SETTLEMENT AND
                  RELEASE AGREEMENT WITH EBS PENSION L.L.C.
                        PURSUANT TO BANKRUPTCY RULE 9019


      Alan M. Jacobs, the chapter 7 trustee (the "Chapter 7 Trustee") in the above-captioned cases, by and through his undersigned counsel, having filed a motion for an order approving a settlement and release agreement (the "Agreement") by and between the Chapter 7 Trustee and EBS Pension L.LC. ("EBS Pension") pursuant to Bankruptcy Rule 9019; and it appearing that the Court has jurisdiction to consider this matter; and it appearing that due and proper notice of the Motion having been given; and it further appearing that the relief requested in the Motion is necessary and is in the best interest of the Debtors' estate and its creditors; and after due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby

      ORDERED, that the Motion is GRANTED; and it is further

      ORDERED, that the Agreement is a reasonable and proper exercise of the Chapter 7 Trustee's sound business judgement and meets the standard of reasonableness under Bankruptcy Rule 9019; and it is further

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      ORDERED, that the Agreement is approved in all respects; and it is further

      ORDERED, that the Chapter 7 Trustee is authorized and directed to take any and all actions necessary to effectuate the Agreement.

Dated:  March 14, 2002


                                             /s/ Erwin I. Katz
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                                            UNITED STATES BANKRUPTCY JUDGE